DECHERT LLP
1775 I STREET, NW
WASHINGTON, DC 20006
TELEPHONE: (202) 261-3300
FAX: (202) 261-3333

January 30, 2004

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Security Mid Cap Growth Fund
       (File Nos. 002-32791 and 811-01316)

Ladies and Gentlemen:

On behalf of Security Mid Cap Growth Fund (the "Fund"), we are transmitting electronically for filing pursuant to the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940, the Fund's Post-Effective Amendment No. 52 to its Registration Statement on Form N-1A.

This Amendment is being filed pursuant to Rule 485(b) under the 1933 Act. We hereby represent that this Post-Effective Amendment No. 52 does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

No fees are required in connection with this filing. Please contact the undersigned at 202.261.3451, or Keith T. Robinson at 202.261.3386, if you have any questions.

Very truly yours,

/s/ Julien Bourgeois

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